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                                                                   EXHIBIT 10.13

                               SEVERANCE AGREEMENT

     THIS SEVERANCE AGREEMENT (the "Agreement") is entered into as of this 26th day of February, 1998, but shall be effective as of the 1st day of January, 1998, by and between AVATECH SOLUTIONS, INC., a Delaware corporation (hereinafter referred to as the "Avatech"), and HENRY D. FELTON (hereinafter referred to as the "Executive").

                              EXPLANATORY STATEMENT

     WHEREAS, the Board of Directors of Avatech Solutions, Inc. directed Avatech to negotiate and enter into a severance agreement with the Executive, subject to the terms set forth below, to provide him with compensation in the event he is terminated for any reason other than cause and to ensure his continued cooperation and consultation during the eighteen (18) months following his severance from the Corporation; and

     WHEREAS, Executive desires to enter into this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants, promises, agreements, representations, and warranties of the parties hereto, each to the other made, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant, promise, agree, represent, and warrant as follows:

     SECTION 1. SEVERANCE PAYMENTS.

          1.1 TERMINATION OTHER THAN FOR CAUSE. In the event Executive is terminated for any reason other than "cause" as defined below, Avatech shall pay monthly severance payments equivalent to the Executive's base salary of $9,000.00 monthly for eighteen (18) months following Executive's termination for so long as Executive complies with the restrictive covenants set forth in
Section 2 hereof.

          1.2 DEFINITION OF "CAUSE". For purposes of Section 1.1 hereof, the term "cause" shall include, but not be limited to:

               (i) fraud, misappropriation, or intentional material damage to the property or business of Avatech; or

               (ii) a violation of Section 2 of this Agreement.
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          1.3  RESIGNATION. No severance payments shall be due hereunder in the event the Executive resigns or his employment is terminated by Avatech for "cause."

     SECTION 2. RESTRICTIVE COVENANTS.

          2.1 ACKNOWLEDGMENTS. Executive recognizes and acknowledges that Avatech's relationship with its customers is special and unique and is based upon the development and maintenance of good will by Avatech and its executives. Executive also recognizes and acknowledges that as a result of Executive's service with Avatech, Executive will gain valuable information about Avatech's relationships with its customers, their respective special needs, and other matters that Executive would not otherwise know and that is not otherwise readily available, and that such knowledge is essential to Avatech's business.

          2.2 COVENANTS. Executive shall not divulge any customer lists or other confidential information of Avatech, except to the extent Avatech authorizes in writing or as may be required by law.

          Executive promises, agrees, and covenants that:

          (a) If Executive's employment is terminated or ceases for any reason, then Executive, for a period of eighteen (18) months following the cessation of Executive's employment, shall not, whether as an Executive, independent contractor, stockholder, partner, advisor, or sole practitioner, within a radius of five hundred (500) air miles from the location of the any office of Avatech, engage in any business that competes with the business of Avatech. Executive expressly acknowledges that five hundred (500) air miles is a reasonable radius restriction considering the broad area that Avatech serves;

          (b) Executive shall not, for a period of eighteen (18) months following the cessation of Executive's employment under this Agreement for any reason (and during the Term of this Agreement), directly or indirectly, for Executive's own account or for the account of others (including without limitation any other person in which Executive has an interest, whether as a stockholder, director, officer, investor, lender, partner, Executive, sole proprietor, independent contractor, or consultant), solicit any customers of Avatech; and

          (c) Executive shall not, for a period of eighteen (18) months following the cessation of Executive's employment under this Agreement for any reason (and during the Term of this Agreement), directly or indirectly, for Executive's own account or for the account of others (including without limitation any other person in which Executive has an interest, whether as a stockholder, director, officer, investor, lender, partner, Executive, sole proprietor, independent contractor, or consultant), urge, induce, entice, or in any manner whatsoever solicit any Executives to leave Avatech's employ.

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Avatech may within thirty (30) days of the cessation of Executive's employment under this Agreement send Executive a list of those persons that were "customers" under Section 2.2(b); provided, however, that the failure by Avatech to send such list shall not affect the enforceability of this Section 2.

          2.3 ENFORCEMENT. Executive acknowledges the extreme importance being placed on the foregoing covenants and his agreement in Section 2.2 and fully agrees that these restrictions are fair and reasonable. Executive also acknowledges the law governing the restrictive covenants is based on the facts and circumstances and therefore specifically agrees that in the event any court to which a dispute over these restrictions is referred shall find any of these restrictions overboard or unreasonable, Executive authorizes such court to enforce the restrictions to the greatest extent it deems reasonable, and Executive further agrees that in the event of a breach of any of the terms of this Section or Section 2.2, Avatech shall be entitled to secure an order in any suit brought for these purposes to enjoin such Executive from further violating any of the provisions of this Section or Section 2.2. Pending the hearing and decision of the application for such an order, Avatech shall be entitled to a temporary restraining order without prejudice to any other remedy available to Avatech. Such Executive shall be responsible for all costs incurred by Avatech resulting from his breach of these provisions, including reasonable attorneys' fees.

          2.4 SEVERABILITY. If any court or tribunal of competent jurisdiction shall refuse to enforce one or more of the agreements or covenants in this
Section 2 (the "Separate Covenants") because the time limit applicable thereto is deemed unreasonable, it is expressly understood and agreed that such Separate Covenant or Separate Covenants shall not be void but that for the purpose of such proceedings such time limitation shall be deemed to be reduced, and the parties request that such court make such reduction, to the extent necessary to permit the enforcement of such Separate Covenant or Separate Covenants.

          If any court or tribunal of competent jurisdiction shall refuse to enforce any or all of the Separate Covenants because, taken together, they are more extensive (whether as to geographic area, scope of business, or otherwise) than is deemed to be reasonable, it is expressly understood and agreed between the parties hereto that such Separate Covenant or Separate Covenants shall not be void but that for the purpose of such proceedings the restrictions contained therein (whether as to geographic area, scope of business or otherwise) shall be deemed to be reduced, and the parties request that such court make such reduction, to the extent necessary to permit the enforcement of such Separate Covenant or Separate Covenants.

     SECTION 3. REPRESENTATIONS AND WARRANTIES. Executive represents and warrants that no agreement, contract, or understanding prohibits or interferes with the execution and delivery of this Agreement and the performance of his services under this Agreement.

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     SECTION 4. MISCELLANEOUS. The Avatech is expressly permitted to assign all of its rights and obligations under this Agreement to one or more direct or indirect subsidiaries or affiliates. The validity, legality, and construction of this Agreement or of any of its provisions shall be determined under the laws of the State of Delaware, it being agreed that this Agreement is made in the State of Delaware. If any provision contained in this Agreement cannot be enforced to its fullest extent, then such provision shall be enforced to the maximum extent permitted by law, and the parties hereto consent and agree that such provision may be judicially modified accordingly in any proceeding brought to enforce such provision. The invalidity, illegality, or inability to enforce any provision of this Agreement shall not affect or limit the validity and enforceability of any other provision hereof. Where context requires, the plural shall include the singular and vice versa.

     SECTION 5. NOTICES. All notices and communications hereunder shall be in writing and shall be deemed given when sent postage prepaid by registered or certified mail, return receipt requested, by hand delivery with a signed returned copy, or delivery by a nationally recognized overnight delivery service, and addressed as follows:

     If intended for Avatech:      Avatech Solutions, Inc.
                                   11403 Cronhill Drive, Suite A
                                   Owings Mills, Maryland 21117
                                   Attn: V. Joel Nicholson, Executive Vice
                                             President and Secretary

     with a copy to:               Shapiro and Olander
                                   36 South Charles Street
                                   20th Floor
                                   Baltimore, Maryland 21201-3147
                                   Attention: A Lynne Puckett, Esquire

     If intended for Executive:    Henry D. Felton
                                   13001 Dover Road
                                   Reisterstown, Maryland 21146

If, however, a party furnishes another party with notice of a change of address, as provided in this Section, then all notices and communications thereafter shall be addressed as provided in such notice.

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     SECTION 6. ENTIRE AGREEMENT. This Agreement contains the entire understanding between Avatech and Executive with respect to matters set forth herein and supersedes all other oral and written agreements or understandings between them with respect to matters set forth herein. Nothing in this Agreement constitutes a commitment to issue stock in Avatech to Executive. No modification or addition hereto or waiver or cancellation of any provision shall be valid except as provided in a writing signed by the party against whom such modification, addition, waiver, or cancellation is being enforced.

     IN WITNESS WHEREOF, the parties hereto have executed this Severence Agreement as of the day and year first above written.


WITNESS:                                AVATECH SOLUTIONS, INC.



                                        By: /s/ V. Joel Nicholson         (SEAL)
---------------------------------           ------------------------------
                                            V. Joel Nicholson, Executive
                                            Vice President and Secretary


WITNESS:



                                            /s/ Henry D. Felton           (SEAL)
---------------------------------           ------------------------------
                                            Henry D. Felton


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